EXHIBIT 21


SUBSIDIARIES OF GREG MANNING AUCTIONS, INC.



The subsidiaries of Greg Manning Auctions, Inc., which are wholly owned except where indicated, are as follows:

                                                                 Jurisdiction of
Name                                                             Incorporation
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Spectrum Numismatics International, Inc.                           California
Teletrade, Inc.                                                    Delaware
Ivy & Manning Philatelic Auctions, Inc.                            Texas
Greg Manning Galleries, Inc.                                       New York
H.R. Harmer, Inc.                                                  Delaware
Kensington Associates, LLC                                         California
Greg Manning Nutmeg Auctions, Inc.                                 Delaware
North American Certified Trading, LLC                              California
Spectrum Auction Services, LLC                                     Delaware
Superior Sports Auctions, LLC                                      Delaware
Bowers & Merena Galleries, LLC                                     Delaware
Kingswood Coin Auctions, LLC                                       Delaware
Corinphila Auktionen AG(1)                                         Switzerland
Heinrich Kohler Berliner Briefmarken-Auktionen GmbH(2)             Germany
Heinrich Kohler Auktionshaus, GmbH & Co.KG                         Germany
Heinrich Kohler Briefmarkenhandel, GmbH & Co. KG                   Germany
Heinrich Kohler Verwaltungs, GmbH                                  Germany
Auctentia Deutschland, GmbH                                        Germany
Auctentia Subastas, S.L.                                           Spain
GMAI Auctentia Central de Compras, S.L.U.                          Spain
GMAI-Auctentia Europe, S.L.                                        Spain



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(1) 65% owned by Greg Manning Auctions, Inc.

(2) 66.67% owned by Greg Manning Auctions, Inc.